UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2018 (November 5, 2018)

CONTURA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-226953	81-3015061
(Commission File Number)	(IRS Employer Identification No.)

340 Martin Luther King Jr. Blvd. Bristol, Tennessee	37620
(Address of Principal Executive Offices)	(Zip Code)

(423) 573-0300
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
The following disclosure is being made in connection with the transactions described in the joint proxy statement and prospectus (the “Joint Proxy Statement and Prospectus”), dated October 16, 2018, which was mailed to stockholders of ANR, Inc. (“ANR”) and stockholders of Alpha Natural Resources Holdings, Inc. (“Holdings” and together with ANR, “Alpha”) on or about October 18, 2018 in connection with the special meetings of stockholders of ANR and Holdings to be held on Wednesday, November 7, 2018 (and which forms a part of the Registration Statement on Form S-4, File No. 333-226953, filed by Contura Energy, Inc. (“Contura”) with the Securities and Exchange Commission (“SEC”), which was declared effective by the SEC on October 16, 2018). Terms used herein that are not otherwise defined shall have the meanings ascribed to such terms in the Joint Proxy Statement and Prospectus.
As previously disclosed in the Joint Proxy Statement and Prospectus, in accordance with the Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 26, 2018, among ANR, Holdings, Contura, Prime Acquisition I, Inc. and Prime Acquisition II, Inc., immediately prior to the effective time of the mergers, each outstanding option (an “ANR Option”) to purchase Class C-1 common stock of ANR (“Class C-1 common stock”), whether or not vested, will be automatically converted into the number of shares of Class C-1 common stock equal in value (based on a per share value equivalent to the volume weighted average price of Contura common stock during the 15 trading day period ending on the second to last trading day prior to the mergers, multiplied by the exchange ratio) to the aggregate intrinsic (or “in-the-money”) value of such ANR Option. Such shares of Class C-1 common stock will be issued to the applicable ANR Option holder as book-entry shares and, in the case of ANR Option holders that are employees, will be subject to applicable withholding taxes. Each employee holder was given the opportunity to elect whether to satisfy the applicable tax withholding obligation by paying cash or by reducing the number of shares of Class C-1 common stock that will be delivered to such holder. As of the effective time of the mergers, shares of Class C-1 common stock received in connection with the conversion of the ANR Options will be converted into Contura common stock on the same terms as are applicable to other ANR stockholders.
In connection with the mergers, and in order to provide similar treatment to the treatment being provided to ANR Option holders that are employees, Alpha has agreed, with the consent of Contura, that, upon the conversion of the ANR Options held each of Harvey L. Tepner and John E. Lushefski (each of whom is a non-employee director of Alpha who will be joining the Contura board of directors immediately following the effective time of the mergers) into shares of Class C-1 common stock, ANR will pay to each of Messrs. Tepner and Lushefski an amount, in cash, equal to the estimated federal, state and local taxes payable by him as a result of the conversion of his ANR Options, which, in the case of Mr. Tepner, is expected to be approximately $1.6 million and, in the case of Mr. Lushefski, is expected to be approximately $1.5 million. In exchange for such payment, each of Messrs. Tepner and Lushefski will receive a number of shares of Class C-1 common stock in connection with the conversion of his ANR Options that is reduced by a number of shares of Class C-1 common stock that is equal in value to the amount paid by Alpha to Mr. Tepner or Mr. Lushefski, as applicable, to cover the applicable taxes. For purposes of determining the number of shares by which such option conversions will be reduced, shares of Class C-1 common stock will be valued on the same basis as the Class C-1 common stock is being valued for employees of Alpha (i.e., based on the volume weighted average price over the 15 trading period described above).
The Alpha boards believe the foregoing treatment of ANR Options held by Messrs. Tepner and Lushefski is consistent with the intent of the ANR Option plan and the expectations of the Alpha boards when the Merger Agreement was approved (including when the original merger agreement with Contura was approved). Both Alpha and Contura believe that this treatment of the ANR Options is in the best interest of all parties, including the stockholders of Contura following the mergers, because it mitigates potential adverse consequences that could result from sales by those directors of significant numbers of shares of Contura common stock in the market shortly following the consummation of the mergers, which would otherwise likely be necessary to satisfy the directors’ tax obligations.

ADDITIONAL INFORMATION FOR INVESTORS
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT AND PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The Joint Proxy Statement and Prospectus, as well as other filings containing information about Contura, ANR and Holdings, are available without charge at the SEC’s Internet site (http://www.sec.gov). Copies of the joint proxy statement and prospectus can also be obtained, without charge, from Contura’s website at http://www.conturaenergy.com and from Alpha’s website at http://www.alphanr.com.
FORWARD-LOOKING STATEMENTS
This communication includes forward-looking statements. These forward-looking statements are based on Contura’s and Alpha’s expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. These factors are difficult to predict accurately and may be beyond Contura’s and Alpha’s control. Forward-looking statements in this communication or elsewhere speak only as of the date made. New uncertainties and risks arise from time to time, and it is impossible for Contura or Alpha to predict these events or how they may affect Contura or Alpha. Except as required by law, neither Contura nor Alpha has any duty to, nor intends to, update or revise the forward-looking statements in this communication or elsewhere after the date this communication is issued. In light of these risks and uncertainties, investors should keep in mind that results, events or developments discussed in any forward-looking statement made in this communication may not occur. Uncertainties and risk factors that could affect Contura’s and/or Alpha’s future performance and cause results to differ from the forward-looking statements in this release include, but are not limited to: (a) any substantial or extended decline in coal pricing, demand and other factors beyond the parties’ control; (b) hazards and operating risks associated with coal mining and the dependence of coal mining upon many factors and conditions beyond the parties’ control; (c) significant competition, as well as changes in foreign markets or economics; (d) the impact of current or future environmental, health and safety, transportation, labor and other laws and regulations on the parties; (e) the parties’ ability to consummate the transaction or satisfy the conditions to the completion of the transaction, including the receipt of stockholder approvals; (f) the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; (g) the possibility that any of the anticipated benefits of the proposed transaction will not be realized or will not be realized within the expected time period; (h) the risk that integration of Alpha’s operations with those of Contura will be materially delayed or will be more costly or difficult than expected; (i) the failure of the proposed transaction to close for any other reason; (j) the effect of the announcement of the transaction on customer relationships and operating results (including, without limitation, difficulties in maintaining relationships with employees or customers); (k) dilution caused by Contura’s issuance of additional shares of its common stock in connection with the transaction; (l) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and (m) the diversion of management time on transaction related issues.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Contura Energy, Inc.

Date: November 5, 2018	By:	/s/ Mark Manno
Name: Mark Manno
Title: EVP - Chief Administrative and Legal Officer & Secretary